As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-248670

Registration No. 333-250193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3

to

FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SCISPARC LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916 Israel

Tel: (+972) (3) 610-3100

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 on Form F-3 to Registration Statement on Form F-1, or the Post-Effective Amendment, to each of the Registration Statements on Form F-1 (Registration Nos. 333-248670 and 333-250193), or, collectively, the Registration Statements, is being filed by SciSparc Ltd., or the Registrant, in order to convert the Registration Statements into registration statements on Form F-3 and to file a combined prospectus in this Post-Effective Amendment on Form F-3 pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offerings registered on the aforementioned two earlier Registration Statements. The Registration Statements registered the offer and sale of an aggregate of (a) 835,447 units, with each unit consisting of (i) one American Depositary Share, or ADS, and (ii) two warrants to purchase two ADSs and (b) 1,670,894 ordinary shares underlying the ADSs issuable upon exercise of such warrants. Such units were issued as part of a public offering, or the Public Offering. Such warrants are exercisable at an exercise price of $5.02 per ADS and were exercisable immediately upon issuance and expire on November 23, 2025.

As of the date of this Post-Effective Amendment, our ADR program has been terminated and our ADS’ have been converted to ordinary shares on a one-for-one basis. Upon termination of our ADR program, all outstanding options and warrants to purchase ADS’ were converted to options or warrants, respectively, to purchase ordinary shares on a one-for-one basis.

The information included in this filing also updates and supplements the Registration Statements and the prospectus contained or incorporated therein. No additional securities are being registered under this Post-Effective Amendment. Accordingly, this Post-Effective Amendment concerns only the offer and sale of Ordinary Shares issuable from time to time upon exercise of the warrants issued in the Public Offering that remain unexercised, or the Outstanding Warrants.

All filing fees payable to the SEC in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statements or prior amendments thereto.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the post-effective amendments to the registration statements filed with the Securities and Exchange Commission are effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 28, 2022

PROSPECTUS

SCISPARC LTD.

Up to 666,400 Ordinary Shares

Issuable Upon Exercise of Warrants

This prospectus relates to the issuance of up to 666,400 ordinary shares, no par value, or the Ordinary Shares, upon the exercise of warrants to purchase 666,400 Ordinary Shares, or the Outstanding Warrants, that were issued as part of a public offering of units consisting of ADSs and warrants, or the Public Offering, which are exercisable at an exercise price of $5.02 per ADS, and were exercisable immediately upon issuance and expire on November 23, 2025.

In this prospectus, we refer to the warrants issued in the Public Offering, including the Outstanding Warrants, as the “Warrants.”

The ADSs, each representing one of our Ordinary Shares, evidenced by American Depositary Receipts, or ADRs, were quoted on the OTCQB under the symbol “SPRCY.” As of the date of the registration statements of which this prospectus forms a part, our ADR program has been terminated and all outstanding ADSs have been converted into ordinary shares on a one-for-one basis. All outstanding options and warrants to purchase ADSs have been converted into options or warrants, respectively, to purchase Ordinary Shares.

Our Ordinary Shares have been listed on the Nasdaq Capital Market, or Nasdaq, since December 22, 2021 under the symbol “SPRC.” On April 27, 2022, the last reported sale price of our Ordinary Shares was $2.95 per share. There is no established market for the warrants. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2022

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “SciSparc” refer to SciSparc Ltd. (formerly known as Therapix Biosciences Ltd.).

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus includes and incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial information under International Financial Reporting Standards, as issued by the International Accounting Standards Board. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

i

OUR COMPANY

We are a specialty clinical-stage pharmaceutical company. Our focus is creating and enhancing a portfolio of technologies and assets based on cannabinoid therapies. With this focus, we are currently engaged in the following development programs based on Δ9-tetrahydrocannabinol and/or non-psychoactive cannabidiol and/or other cannabinoid receptors agonists: SCI-110 for the treatment of Tourette syndrome, or TS, for the treatment of obstructive sleep apnea, or OSA, and for the treatment of Alzheimer’s disease and agitation; SCI-160 for the treatment of pain; and SCI-210 for the treatment of Autism Spectrum Disorder and Status Epilepticus.

ABOUT THIS OFFERING

Ordinary Shares currently outstanding	3,191,740 Ordinary Shares.

Ordinary Shares offered by us	Up to 666,400 Ordinary Shares issuable upon the exercise of Outstanding Warrants.

Ordinary Shares to be outstanding assuming exercise of the Outstanding Warrants	3,858,140 Ordinary Shares.

The Outstanding Warrants	The Outstanding Warrants have an exercise price of $5.02 per Ordinary Share. The Outstanding Warrants were exercisable immediately upon issuance on November 23, 2020 and will expire five years from the date of issuance.

Use of Proceeds:

We may receive up to an aggregate of approximately $3.3 million in proceeds upon the exercise of the Warrants that remain outstanding.

We intend to use the proceeds from the exercise of the Outstanding Warrants for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section starting on page 2 of this prospectus, and “Item 3. – Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, or the 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	“SPRC”

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Outstanding Warrants offered hereby are exercised and is based on 3,191,740 Ordinary Shares outstanding as of April 27, 2022. This number excludes:

●	183,571 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $15.74 per share;

●	173,572 Ordinary Shares reserved for issuance and available for future grant under our 2015 Share Option Plan;

●	2,397,179 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 2,397,179 Ordinary Shares, with exercise prices ranging from $5.02 to $245 per Ordinary Share; and

●	18,156 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase 18,156 Ordinary Shares, at an exercise price of $0.001 per Ordinary Share.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2021 Annual Report, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to an Investment in Our Securities and this Offering

Our management will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the exercise of the Warrants for working capital, which includes research and development. See “Use of Proceeds.” However, our management will have broad discretion in the application of any such net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from the exercise of the Warrants in connection with this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from the exercise of the Warrants in connection with this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to advance the development our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the U.S. Food and Drug Administration or other regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the impact of COVID-19 and resulting government actions on us;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to above and in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” within our 2021 Annual Report as well other factors in the 2021 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We may receive up to an aggregate of approximately $3.3 million in proceeds upon the exercise of the Warrants that remain outstanding.

We intend to use the proceeds from the exercise of the Outstanding Warrants for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline.

The amounts and schedule of our actual expenditures will depend on multiple factors. Therefore, our management will retain broad discretion over the use of the proceeds from the exercise of the Outstanding Warrants. We may ultimately use the proceeds for different purposes than what we project. If the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, and, if necessary, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from the exercise of the Outstanding Warrants, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities, as decided by our board of directors from time to time.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the exercise of Outstanding Warrants in this offering.

You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein.

USD in thousands	Actual	As Adjusted
Cash	$6,875	$10,220
Total assets	$9,916	$13,261
Total liabilities	$1,775	$1,775
Shareholders’ equity:
Share capital and premium	$58,541	$62,741
Ordinary Shares, no par value: 25,714,285 Ordinary Shares authorized (actual, and as adjusted); 3,091,740 Ordinary Shares issued and outstanding (actual); 3,758,140 Ordinary Shares outstanding (as adjusted)
Reserve for share-based payment transactions	$4,331	$4,331
Warrants	$5,190	$4,335
Foreign currency translation reserve	$497	$497
Transactions with non-controlling interests	$559	$559
Accumulated loss	$(60,977)	(60,977)
Total equity	8,141	11,486

The table above is based on 3,091,740 Ordinary Shares outstanding as of December 31, 2021 and excludes the following as of such date:

●	5,431 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $319.02 per share;

●	351,712 Ordinary Shares reserved for issuance and available for future grant under our 2015 Share Option Plan;

●	2,397,179 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 2,397,179 Ordinary Shares, with exercise prices ranging from $5.02 to $245 per Ordinary Share; and

●	118,156 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase 118,156 Ordinary Shares, at an exercise price of $0.001 per Ordinary Share.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the price per Ordinary Share you will pay upon exercise of the Outstanding Warrants and the pro forma net tangible book value per Ordinary Share after exercise of all the Outstanding Warrants. Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. As of December 31, 2021, there was net tangible book value associated with our Ordinary Shares of $2.63 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 3,091,740 the total number of Ordinary Shares outstanding on December 31, 2021.

After giving effect to the issuance of 666,400 Ordinary Shares upon exercise of all the Outstanding Warrants for cash in this offering, our net tangible book value as of December 31, 2021 would have been approximately $11.49 million representing $3.06 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.42 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $1.96 per Ordinary Share to Outstanding Warrant holders purchasing Ordinary Shares in this offering.

The following table illustrates this dilution of $1.96 per Ordinary Share:

Exercise price per Outstanding Warrant	$5.02

Net tangible book value per Ordinary Share as of December 31, 2021	2.63
Increase in net tangible book value per Ordinary Share attributable to Outstanding Warrant holders purchasing Ordinary Shares pursuant to Outstanding Warrant exercises in this offering	0.42
As adjusted net tangible book value per Ordinary Share, to give effect to Outstanding Warrant holders purchasing Ordinary Shares in this offering	3.06
Dilution per Ordinary Share to Outstanding Warrant holders purchasing Ordinary Shares in this offering	1.96
Percentage of dilution in net tangible book value per Ordinary Share for Outstanding Warrant holders	39.12%

The above discussion and table assume that all of the Outstanding Warrants offered hereby are exercised and is based on based on 3,091,740 Ordinary Shares outstanding as of December 31, 2021, and excludes, unless indicated otherwise, the following as of such date:

●	5,431 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $319.02 per share;

●	351,712 Ordinary Shares reserved for issuance and available for future grant under our 2015 Share Option Plan;

●	2,397,179 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 2,379,179 Ordinary Shares, with exercise prices ranging from $5.02 to $245 per Ordinary Share; and

●	118,516 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase 118,156 Ordinary Shares, all of which were vested as of such date, at an exercise price of $0.001 per Ordinary Share.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

DESCRIPTION OF THE OUTSTANDING WARRANTS

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statements of which this prospectus forms a part. You should carefully review the form of Warrant for a complete description of the terms and conditions of the Warrant.

Form

The Warrants have been issued to the investors in physical form.

Exercisability

The Outstanding Warrants were exercisable immediately upon issuance and are exercisable at any time up to November 23, 2025. As of April 23, 2022, warrants to purchase 788,394 Ordinary Shares have been exercised and the Outstanding Warrants to purchase up to 666,400 Ordinary Shares remain unexercised.

The Outstanding Warrants are exercisable, at the option of each holder, in whole or in part (however, only whole Outstanding Warrants may be exercised) by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise, together with other applicable charges and taxes. Each Outstanding Warrant entitles the holder thereof to purchase one Ordinary Share. Outstanding Warrants are not exercisable for a fraction of an Ordinary Share and may only be exercised into whole numbers of Ordinary Shares. In lieu of fractional Ordinary Shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole Ordinary Share. Unless otherwise specified in the Outstanding Warrant, the holder will not have the right to exercise the Outstanding Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Outstanding Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per Ordinary Share purchasable upon exercise of the Outstanding Warrants is $5.02, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per Ordinary Share, all other applicable charges and taxes are due and payable upon exercise.

Book-entry Form

Pursuant to a warrant agent agreement between us and Computershare Inc., as warrant agent, the Outstanding Warrants were issued in book-entry form and initially represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The Outstanding Warrants are governed by the terms of a global warrant held in book-entry form. The holder of a Warrant will not be deemed a holder of our underlying Ordinary Shares until the Outstanding Warrant is exercised, except as set forth in the Outstanding Warrant.

The Outstanding Warrants were issued separately from the Ordinary Shares and may be transferred separately.

Fundamental Transaction

If, at any time while the Outstanding Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the Ordinary Shares are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Ordinary Shares, (4) we effect any reclassification or recapitalization of the Ordinary Shares or any compulsory exchange pursuant to which the Ordinary Shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding Ordinary Shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Outstanding Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Ordinary Shares then issuable upon exercise of those Outstanding Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, the Outstanding Warrants may be transferred at the option of the holders upon surrender of the Warrants to us, together with the appropriate instruments of transfer.

Listing

Our ordinary shares are listed on Nasdaq under the symbol “SPRC”. We have not applied, and do not plan on applying, to list the Outstanding Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder

Except by virtue of such holder’s ownership of Ordinary Shares, the holder of Outstanding Warrants does not have rights or privileges of a holder of Ordinary Shares, including any voting rights, until the holder exercises the Outstanding Warrants.

RESEARCH GRANTS

Our research and development efforts mainly with respect to our past activities (with respect to immunotherapy programs such as the Anti-CD3) were financed in part through royalty-bearing grants from the IIA. As of December 31, 2021, we had received the aggregate amount of approximately $1.1 million from the IIA for the development of our abovementioned technologies. With respect to such grants, we are committed to pay royalties of up to an aggregate amount of approximately $1.2 million relating only to technologies in our possession and excluding any royalties for technologies that we sold to third parties. We are further required to comply with the requirements of the Research Law, with respect to those past grants. In addition, any change of control and any change of ownership of our Ordinary Shares that would make a non-Israel citizen or resident an “interested party” as defined in the Research Law requires prior written notice from the IIA. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how inside or outside of Israel, and the transfer outside of Israel of manufacturing or manufacturing rights of such products, technologies or know-how, without the prior approval of the IIA. None of our current projects in the field of cannabinoid therapeutics are supported by the IIA, yet if eligible, we might apply for such support in the future.

PLAN OF DISTRIBUTION

This prospectus relates to up to 666,400 of our Ordinary Shares issuable upon the exercise of the Outstanding Warrants to purchase 666,400 Ordinary Shares issued pursuant to the Public Offering. The Outstanding Warrants were offered and sold by us in the Public Offering completed on November 23, 2020, pursuant to a prospectus dated November 19, 2020, which prospectus also covered the offer and sale by us of ADSs, which have been converted into Ordinary Shares as of the date of this prospectus, underlying the Outstanding Warrants. The ongoing offer and sale by us of the Ordinary Shares issuable upon exercise of the Outstanding Warrants is being made pursuant to this prospectus.

We will deliver Ordinary Shares upon exercise of the Outstanding Warrants, in whole or in part. We will not issue fractional Ordinary Shares. Each Warrant contains instructions for the exercise. In order to exercise a Warrant, the holder must deliver the information required by the applicable warrant agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the Ordinary Shares to be purchased. We will then deliver the Ordinary Shares in the manner described in the applicable warrant agreement.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Meitar | Law Offices, Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of SciSparc Ltd. appearing in our 2021 Annual Report for the year ended December 31, 2021 have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the Ordinary Shares issuable upon exercise of the remaining Outstanding Warrants. All amounts are estimates and may change:

SEC registration fee	$	*
Legal fees and expenses		$1,500
Accounting fees and expenses		$5,000
Miscellaneous		$1,500
Total		$8,000

*	The SEC registration fee was previously paid in connection with the November 2020 Public Offering, the March 2021 Public Offering and the August 2021 Public Offering. No additional SEC registration fee is due with respect to the Ordinary Shares issuable upon exercise of the remaining Outstanding Warrants.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statements of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of registration statements on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statements and their exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statements for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.scisparc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY  REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 28, 2022;

●	our Report of Foreign Private Issuer on Form 6-K filed on March 17, 2022; and

●	the description of our securities contained in our Form 8-A filed on December 20, 2021 (File No. 001-38041), and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SciSparc Ltd., 20 Raul Wallenberg Street, Tower A, Tel Aviv, 6971916 Israel. Attention: Oz Adler, Chief Executive Officer and Chief Financial Officer, telephone number: (+972) (3) 610-3100.

SciSparc Ltd.

Up to 666,400 Ordinary Shares

Issuable Upon Exercise of Warrants

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association contain such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Articles of Association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them. This exculpation and indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles of Association.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 9. Exhibits

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Association of SciSparc Ltd. (filed as Exhibit 1.1 to Annual Report on Form 20-F (File No. 001-38041) as filed on April 28, 2022 and incorporated herein by reference).

4.1*	Form of Warrant, dated March 2019 (filed as Exhibit 4.1 to Form 6-K (File No. 001-38041) filed on March 28, 2019, and incorporated herein by reference).

4.2*	Form of Warrant Agent Agreement between SciSparc Ltd. (formerly Therapix Biosciences Ltd.) and Computershare Inc., as warrant agent, including the Form of Warrant.

4.3*	Form of Warrant.

4.4*	Form of Securities Purchase Agreement.

4.5*	Form of Series A Warrant (filed as Exhibit 99.5 to Form 6-K (File No. 001-38041) filed on March 2, 2021, and incorporated herein by reference).

4.6*	Form of Series B Warrant (filed as Exhibit 99.6 to Form 6-K (File No. 001-38041) filed on March 2, 2021, and incorporated herein by reference).

4.7*	Form of Pre-Funded Warrant (filed as Exhibit 99.4 to Form 6-K (File No. 001-38041) filed on March 2, 2021, and incorporated herein by reference).

5.1*	Opinion of Meitar | Law Offices, Israeli legal counsel to the Registrant.

5.2*	Opinion of Sullivan & Worcester LLP. U.S. counsel to the Registrant.

23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global, with respect to the financial statements of SciSparc Ltd.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

23.4*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2).

24.1*	Power of Attorney.

107	Filing fee table

*	Previously filed.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Tel Aviv, State of Israel on April 28, 2022.

SCISPARC LTD.

By:	/s/ Oz Adler
Oz Adler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Oz Adler	Chief Executive Officer and Chief Financial Officer	April 28, 2022
Oz Adler	(Principal Executive Officer)

/s/ Amitay Weiss	Chairman of the Board of Directors	April 28, 2022
Amitay Weiss

*	Director	April 28, 2022
Amnon Ben Shay

*	Director	April 28, 2022
Alon Dayan

*	Director, President	April 28, 2022
Itschak Shrem

*	Director	April 28, 2022
Liat Sidi

*	Director	April 28, 2022
Lior Vider

*By:	/s/ Oz Adler
Oz Adler
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates duly authorized representative in the United States of SciSparc Ltd., has signed this registration statement on April 28, 2022.

Puglisi & Associates.
/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director